Exhibit 5.1

[MORGAN, LEWIS & BOCKIUS LLP Letterhead]

June 18, 2012

Devon Energy Corporation

333 West Sheridan Ave.

Oklahoma City, OK 73102-5010

Re:	Devon Energy Corporation – Registration Statement on Form S-8 Relating to the Devon Energy Corporation 2009 Long-Term Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Devon Energy Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to be filed with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the proposed offering and sale of up to 25,500,000 shares of the Company’s common stock, par value $0.10 (collectively, the “Shares”), issuable under the Devon Energy Corporation 2009 Long-Term Incentive Plan, as amended and restated (the “Plan”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws of the Company and such other certificates, records, statutes and documents as we have deemed appropriate for purposes of the opinion set forth herein. As to matters of fact, we have relied on representations of officers of the Company.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP